Gold Fields Incentive-Based Remuneration Clawback Policy Effective 1 December 2023 Exhibit 97.1 Gold Fields Incentive-Based Remuneration Clawback Policy | 2 Contents 1. SCOPE OF THE POLICY ........................................................................................................... 3 2. DEFINITIONS ......................................................................................................................... 3 3. APPLICATION ........................................................................................................................ 4 4. RECOVERY OF INCENTIVE-BASED REMUNERATION ................................................................ 5 5. IMPRACTICABILITY EXCEPTION TO RECOVERY OBLIGATION ................................................... 6 6. OTHER RECOVERY RIGHTS ..................................................................................................... 6 7. DISCLOSURE ......................................................................................................................... 6 Gold Fields Incentive-Based Remuneration Clawback Policy | 3 1. SCOPE OF THE POLICY Introduction In the event that an Incentive-Based Remuneration payment is made in error (intentional or not), the Remuneration Committee will fulfil its fiduciary duty to shareholders and comply with Applicable Rules by seeking repayment of the erroneous payment. This Policy outlines this principle as it relates to Executives and their discretionary short-term and long-term payments. Purpose The Group’s Incentive-Based Remuneration plans are intended to align the interests of the Executives and shareholders. This Policy provides for the mandatory recovery of Incentive-Based Remuneration from the Executives in the event of a Restatement of the Group’s consolidated financial statements whether this arises from an intentional action or an unintentional error. 2. DEFINITIONS In this Policy, the following capitalized terms have the meanings set out below: a. Applicable Rules means any laws, regulations or rules of any stock exchange or other applicable regulatory authority applicable to the Company. b. Board means the Board of Directors of the Company. c. Company means Gold Fields Limited. d. Effective Date means the date of approval of this Policy by the Remuneration Committee of the Company. e. Executives means the current or former members of the executive committee of the Company (or its equivalent from time to time), as well as any other person(s) (if any) as the Company may determine also constitute “executive officers” as defined in Section 303A.14(e) of the NYSE Listing Company Manual. “Executive” means any one of the Executives. f. Financial Reporting Measure means any measure that is determined and presented in accordance with accounting principles used to prepare the Group’s consolidated financial statements, and any measure derived wholly or in part from such measure, including non-GAAP financial measures for purposes of applicable regulation (as well as other measures, metrics and ratios that are non-GAAP measures). The term Financial Reporting Measure includes stock price and total shareholder return. For the avoidance of doubt, financial Reporting Measures may be presented outside the Group’s consolidated financial statements. g. Group means Gold Fields Limited and its subsidiaries. h. Incentive-Based Remuneration means gross remuneration (i.e. pre-tax remuneration) that is granted, earned or vested based wholly or in part upon the attainment of any Financial Reporting Measure, performance goal or similar condition. Incentive-Based Remuneration includes, but is not limited to, non- equity incentive plan awards earned based wholly or in part on satisfying a Financial Reporting Measure performance goal, bonuses paid from a “bonus pool,” the size of which is determined based wholly or in part on satisfying a Financial Reporting Measure performance goal, other cash awards based wholly or in part on satisfying a Financial Reporting Measure performance goal, restricted shares, restricted share units, performance share units, stock options and stock appreciation rights that are granted or become vested based wholly or in part on satisfying a Financial Reporting Measure performance goal, and proceeds Gold Fields Incentive-Based Remuneration Clawback Policy | 4 received upon the sale of shares acquired through an incentive plan that were granted or vested based wholly or in part on satisfying a Financial Reporting Measure performance goal. i. Over-Remuneration Amount means Incentive-Based Remuneration Received by an Executive in the three full financial years preceding the Restatement Date which is in excess of the Incentive-Based Remuneration that the Executive would have been paid under the Restatement during such years as determined by the Remuneration Committee. In no event will the Over-Remuneration Amount exceed the total amount of such Incentive-Based Remuneration Received by the Executive. For Incentive-Based Remuneration based on share price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in a Restatement, the amount shall be based on the Remuneration Committee’s reasonable estimate of the effect of the Restatement on the applicable measure. j. Policy means this Executive Incentive-Based Remuneration Clawback Policy. k. Received means, with respect to any Incentive-Based Remuneration, the time when the Financial Reporting Measure specified in the Incentive-Based Remuneration award is attained, even if the payment or grant occurs after the end of the financial period in which the award is attained. In the case of awards subject to multiple conditions, not all conditions must be satisfied for the Incentive-Based Remuneration to be deemed received. The Remuneration Committee shall have the discretion to determine when the Incentive- Based Remuneration was Received and such determination need not be uniform across the type of Incentive-Based Compensation or for all current or former Executives. l. Restatement means an accounting restatement due to the Company’s material non-compliance with any applicable financial reporting requirement under Applicable Rules that corrects an error in previously issued Group consolidated financial statements that is material to such financial statements, or that would result in a material misstatement if the error were correct in the current period or left uncorrected in the current period. For the avoidance of doubt, the following do not constitute a Restatement: (i) the correction of an error in the current period consolidated financial statements (commonly referred to as an out-of-period adjustment) when the error is immaterial to the previously issued consolidated financial statements and the correction of the error is also immaterial to the current period; (ii) the retrospective application of a change in accounting policy; (iii) a retrospective revision of reportable segment information due to a change in the structure of the Group’s internal organization; (iv) a retrospective reclassification due to a discontinued operation; (v) the retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; and (vi) a retrospective revision for a share split, reverse share split, share dividend or other changes in capital structure. m. Restatement Date means the date upon which the Company is required to prepare a Restatement. The date on which the Company is required to prepare a Restatement is the earlier of (i) the date on which the Remuneration Committee concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement due to the material non-compliance of the Company with any financial reporting requirement under Applicable Rules; or (ii) the date a court, regulator or other legal authorized body directs the Company to prepare a Restatement. 3. APPLICATION This Policy applies to all persons who are, or become, Executives on or after the Effective Date and applies to all Incentive-Based Remuneration awarded, granted or paid to an Executive on or after the Effective Date without prejudicing the Company’s legal rights. The Company’s ability to recover Incentive-Based Compensation survives the cessation of an Executive’s employment by the Company for a period of three (3) years.

Gold Fields Incentive-Based Remuneration Clawback Policy | 5 4. RECOVERY OF INCENTIVE-BASED REMUNERATION 4.1 In the event that the Company is required to prepare a Restatement and the Remuneration Committee determines that an Executive received an Over-Remuneration Amount, the Remuneration Committee shall: 4.1.1 to the extent the Over-Remuneration Amount has been paid, transferred or otherwise made available to the Executive, to require by written demand, the Executive to reimburse the Company for all of the Over-Remuneration Amount; 4.1.2 to the extent the Over-Remuneration Amount has not been paid, transferred or otherwise made available to the Executive by the Company, cancel the right of the Executive to the Over- Remuneration Amount which shall be immediately forfeited by the Executive; and 4.1.3 to the extent the Over-Remuneration Amount is not immediately recovered upon demand from the Executive, whether by reimbursement, forfeiture and/or cancellation, to require any compensation owing by the Company to the Executive, including any salary or any unvested or unexercised remuneration, be immediately withheld and/or irrevocably cancelled by the Company to compensate for the Over-Remuneration Amount or any unrecovered portion thereof, and to bring any other actions against the Executive which they may deem necessary or advisable to recover the Over-Remuneration Amount. 4.2 The Company must recover the Over-Remuneration Amount from the Executive for the three (3) years immediately preceding the Restatement Date. Recoupment of the Over-Remuneration Amount under this Policy will be initiated by the Company as soon as practicable following the written request of the Remuneration Committee, and all amounts recoverable or payable hereunder shall be paid to the Company. 4.3 The Company will not obstruct any progress that deals with the recovery of tax paid by an Executive in respect of Incentive-Based Remuneration that was previously taxed and such Incentive-Based Remuneration is (partly or fully) recoverable as an Over-Remuneration Amount. 4.4 The recovery of an Over-Remuneration Amount already paid is subject to thorough due diligence and disciplinary procedures having being concluded. However, the Company must enforce its rights to recovery. 4.5 If the Applicable Rules require the Company to adopt a policy or provisions relating to the recoupment or recovery of incentive remuneration which are different from this Policy and the Remuneration Committee adopts a policy or provisions to comply with the Applicable Rules (a New Policy), the New Policy will replace and supersede this Policy and will apply to Incentive-Based Remuneration granted or awarded to the Executive following the effective date of the New Policy. Unless otherwise required by the Applicable Rules, the New Policy shall have an effective date which is after the date of the award of Incentive-Based Remuneration to which the New Policy applies. This Policy shall continue to apply to Incentive-Based Remuneration granted or awarded to the Executive prior to the effective date of the New Policy. This Policy may be terminated, suspended or amended at any time by the Remuneration Committee. 4.6 The Remuneration Committee has the exclusive power and authority to administer this Policy, including, without limitation, the right and power to interpret the provisions of this Policy and to make all determinations deemed necessary or advisable for the administration of this Policy, including, without limitation, determinations as to: (i) what constitutes Incentive-Based Compensation, an Over- Remuneration Amount or other compensation; (ii) when a Restatement Date has occurred and (iii) Gold Fields Incentive-Based Remuneration Clawback Policy | 6 whether a recovery is impracticable. All such reasonable actions, interpretations and determinations taken or made by the Remuneration Committee will be final, conclusive and binding. 5. IMPRACTICABILITY EXCEPTION TO RECOVERY OBLIGATION 5.1 Notwithstanding the provisions of Section 4 of this Policy, the Remuneration Committee must recover the Over-Remuneration Amount except to the extent that the Remuneration Committee determines, in its sole discretion, that pursuit of the recovery would be impracticable. 5.2 A recovery is impracticable only if: 5.2.1 Following a reasonable attempt to recover the Over-Remuneration Amount, the Remuneration Committee determines that the direct expense that would need to be paid to a third party to assist in enforcing this Policy would exceed the Over-Remuneration Amount; or 5.2.2 If Applicable, the recovery would jeopardize the qualified status of a U.S. tax-qualified retirement plan. 5.3 In determining whether a recovery would be impracticable due to costs in accordance with 5.2 above, the only criteria that the Remuneration Committee may consider is whether the direct costs, such as reasonable legal expense and consulting fees, amongst others, paid to a third party to assist in enforcing recovery would exceed the Over-Remuneration Amount. Indirect costs, such as reputational concerns or the effect on hiring of new Executives, amongst others, may not be considered when determining whether recovery is impracticable. 6. OTHER RECOVERY RIGHTS The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any Executive employment agreement, equity award agreement or similar agreement entered into on or after the Effective Date will, as a condition to the grant of any benefit thereunder, require an Executive to agree to abide by the terms of this Policy. Except as provided herein, any right of recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award or similar agreement, or any other policy, and any other legal remedies available to the Company. There shall be no duplication of recovery under this Policy or any other similar policy. 7. DISCLOSURE In the event of any Restatement, the Company shall, to the extent required by Applicable Rules, disclose the recovery amounts and circumstances in its next annual report on Form 20-F and any other annual reporting it is obligated to prepare.